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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                     DUKE ENERGY FIELD SERVICES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                      58-2511048
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                                 370 17TH STREET
                                    SUITE 900
                             DENVER, COLORADO 80202

              (Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-32502.

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Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name Of Each Exchange On Which
         To Be So Registered                Each Class Is To Be Registered
         -------------------                ------------------------------

Common Stock, par value $.01 per share          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the common stock, par value $.01 per share (the "Common Stock"), of Duke Energy Field Services Corporation, a Delaware corporation (the "Company").

         A description of the Company's Common Stock will be set forth under the caption "Description of Capital Stock" in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Company's Registration Statement on Form S-1, as amended (Registration No. 333-32502) (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on March 15, 2000. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2.   EXHIBITS.

         None.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    DUKE ENERGY FIELD SERVICES CORPORATION



Date: May 17, 2000                  By:    /s/ Martha B. Wyrsch
                                        -------------------------------------
                                    Name:  Martha B. Wyrsch
                                    Title: Senior Vice President,
                                           General Counsel and Secretary